Exhibit 10.3

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made this July 15, 2013, between Supertel Hospitality, Inc., a Virginia corporation (“Company”), and Jeffrey Dougan, an employee of the Company (“Holder”).

The Company is awarding this grant in connection with Employee’s commencement of employment with the Company to purchase its common shares as hereinafter provided.  This option is expressly designated not to be an Incentive Stock Option as defined in I.R.C. §422A.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant of Option.  The Company hereby irrevocably grants to the Holder, pursuant to and subject to the terms hereof, the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of 25,000 shares of common stock (the “Common Shares”) of the Company (such number being subject to adjustment as provided in Paragraph 7 hereof) on the terms and conditions herein set forth.  The holder of the Option shall not have any of the rights of a stockholder with respect to the shares covered by the Option until one or more certificates for such shares shall be delivered to such holder upon the due exercise of the Option.  This Option is intended to be an equity award described in Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and is being made to the Employee as an inducement material to the Employee’s entering into employment with the Company.

2. Purchase Price.  The purchase price of the Common Shares covered by the Option shall be $1.01 per share.  The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash at the time of exercise or, with the approval of the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”), the purchase price may be paid (1) in common stock of the Employer already owned by the Holder valued at fair market value on the date of exercise (if such common stock has been owned by the Holder for at least six months) or (2) by the Holder remitting such amount by an appropriate reduction of the number of shares to be delivered to the Holder upon exercise (valued at fair market value on the date of exercise).

3. Term of Option.  The term of the Option shall be for a period of 4 years from the date hereof, subject to earlier termination as provided in Paragraphs 5 & 6 hereof.

4. Non-Transferability.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Holder, only by such Holder.  More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above),  pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

5. Exercisability.  Subject to Paragraph 6, this Option shall vest and become exercisable in staggered one-third (1/3) increments, all with a period of exercisability commencing on the date of first exercisability and ending on July 15, 2017.  The following exercise table is applicable:

Shares Granted	Exercisable on or After
1/3 of total grant	July 15, 2014
1/3 of total grant	July 15, 2015
1/3 of total grant	July 15, 2016

The Option may be exercised, at any time or from time to time, as to any part or all the shares exercisable; provided, however, that the Option may not be exercised as to less than one hundred (100) shares at any one time (or the remaining shares then purchasable under the Option, if less than one hundred (100) shares).  The Option may not be exercised unless at the date of exercise a Registration Statement under the Securities Act of 1933, as amended, relating to the shares covered by the Option shall be in effect or the Company shall have determined that an exemption from such registration is available.  Subject to the extension of the exercise periods set forth in Paragraph 6 hereof, the Option may not be exercised at any time unless the Holder shall have been in the continuous employ of the Company or a subsidiary from the time hereof to the date of the exercise of the Option.

6. Termination of Employment.  If holder is an employee, in the event that the employment of the Holder shall be terminated (other than by reason of death), the Option may, subject to the provisions of Paragraph 5 hereof, be exercised by the Holder (to the extent that the Holder shall have been entitled to do so at the termination of employment) at or prior to the time of such termination; provided, if the Holder is terminated by the Company without Cause, the Holder shall have ninety (90) days following such termination to exercise all options exercisable on the date of termination and if the employment of the Holder terminates by reason of the retirement of the Holder at or reaching age 55 and having completed five years of service, the Holder shall have one (1) year following such retirement to exercise all options exercisable on the date of such retirement.  In the event of such Holder’s death or total disability (using the definition of total disability of the Company’s long-term disability plan), the Option may, subject to the provisions of Paragraph 5 hereof, be exercised by the personal representative of the Holder’s estate (to the extent the Holder would have been entitled to do so as of the date of death) or the Holder in the case of disability at any time within ninety (90) days following the date of the Holder’s death or termination of employment due to total disability (but not more than the term of this Option).  So long as such Holder shall continue to be an employee of the Company, or an affiliate, or a subsidiary the Option shall not be affected by any change of duties or position.  Nothing in this Option Agreement shall confer upon a  Holder any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his/her employment at any time.  The transfer of employment between any combination of the Company and any affiliate or subsidiary shall not be deemed a termination of employment.  For purposes of this Agreement, “Cause” shall have the meaning set forth in the Employment Agreement dated July 15, 2013 between Employee and Company.

7. Adjustment in Capitalization.  If any adjustment in the Company’s capitalization as described in Section 5.3 of the Supertel 2006 Stock Plan occurs, similar appropriate adjustments shall be made by the Compensation Committee to the number of shares and price per share of stock subject to this Option.

8. Method of Exercising Option.  Subject to the terms and conditions of the Option Agreement, the Option may be exercised by written notice to the Company, care of its Chief Financial Officer, 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701.  Such notice shall state the election to execute the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option.  Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Chief Financial Officer) for the payment of the full purchase price of such shares at the Company’s Transfer Agent Offices, against delivery of a certificate or certificates representing such shares.  Payment of such purchase price shall, in either case, be made by check payable to the order of the Company or, if applicable pursuant to Paragraph 2 hereof with the consent of the Compensation Committee, the transfer of the appropriate shares of stock or reduction of the appropriate number of shares to be delivered upon exercise of the Option.  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Holder and if the Holder shall so request in the notice exercising the Option, shall be registered in the name of the Holder and another person jointly, with right of survivorship or in the name of the Holder’s spouse) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option.  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

As a condition of the issuance of shares hereunder, the Holder agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under federal, state or local law as a result of exercise.  With the approval of the Committee, the Holder may remit such amount by an appropriate reduction of the number of shares to be delivered to the Holder upon exercise, or by the Holder delivering sufficient shares of common stock of the Employer valued at its fair market value (if such common stock has been owned by the Holder for at least six months).

The Common Shares issued upon exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. Any certificate representing such shares will bear a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. AS A CONDITION TO THE TRANSFER OF THE SHARES, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS OR THAT SUCH TRANSFER HAS BEEN REGISTERED UNDER FEDERAL AND ALL APPLICABLE STATE SECURITIES LAWS.

9. General.  The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations which shall be applicable thereto.

IN WITNESS WHEREOF, the Company and the Holder have signed this Option Agreement effective as of the day and year first above written.

Supertel Hospitality, Inc.
/s/ Jeffrey Dougan	By: /s/ Kelly A. Walters
Employee	Kelly A. Walters, President and Chief Executive Officer